SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/08
                         RUN DATE: 07/02/08  1:25 P.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   99

FORM 13F INFORMATION TABLE VALUE TOTAL:   $155,790,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME